Exhibit 10.9


                       ALEXANDER & ALEXANDER SERVICES INC.


                              NON-EMPLOYEE DIRECTOR
                        DEFERRED STOCK OWNERSHIP PROGRAM
                  (AMENDED AND RESTATED AS OF AUGUST 18, 1995)


1.   PURPOSE.


This Non-Employee Director Deferred Stock Ownership Program (the "Plan") is intended to attract and retain the services of experienced and knowledgeable directors of Alexander & Alexander Services Inc. (the "Company") for the benefit of the Company and its shareholders and to provide such directors an economic interest in the Company's Common Stock, $1.00 par value (the "Common Stock") on a tax deferred basis, thereby creating a long term mutuality of interest between such directors and stockholders.

2.   ELIGIBILITY.


Each director of the Company who is not otherwise an employee of the Company or a subsidiary (each, an "Eligible Director") shall be a beneficiary under a grantor trust established by the Company, the assets of which shall be subject to the claims of the Company's creditors in the event of its bankruptcy or insolvency (the "Company Trust"). The interest of an Eligible Director as a beneficiary of the Company Trust shall be subject to the terms and conditions set forth in this Plan, as incorporated into the trust agreement governing the Company Trust (the "Trust Agreement").

3.   ADMINISTRATION.


The Plan shall be administered by the Board of Directors of the Company (the "Board"); provided that the Plan is intended to qualify for the exemption
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available under Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and
Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to awards made pursuant to a formula set forth in the plan and shall be administered so as to comply with the requirements of Rule 16b-3. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the independent directors' fees made pursuant to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations of the matters referred to in this Paragraph 3 shall be conclusive. No member of the Board shall be held liable for


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any action taken in the administration of the Plan, unless such action involves willful misconduct by such member, and each member of the Board shall be indemnified and held harmless by the Company for all actions taken in the proper administration of the Plan.

4.   AMOUNT OF ANNUAL FEE AND EXPENSES.


The Annual Fee payable to each Eligible Director who serves as a director for the entire period between two Annual Meetings of Stockholders for services as an Eligible Director (the "Annual Fee") shall be $40,000 or such greater or lesser amount as the Board shall determine from time to time by resolution. The Annual Fee is intended to compensate an Eligible Director for attendance at meetings of and other services to the Board and any committees of the Board. In addition to the Annual Fee, Eligible Directors will be reimbursed for reasonable out-of-pocket expenses incurred in the performance of their service in that capacity, in accordance with the Company's policy on expense reimbursements.

To the extent that an Eligible Director does not serve as a director for the entire period between two Annual Meetings of Stockholders, the Annual Fee shall be adjusted to reflect only the period for which such Eligible Director was a director.

5.   CONTRIBUTIONS IN RESPECT OF THE ANNUAL FEE.


Except as expressly provided below, no portion of the Annual Fee shall be paid directly to an Eligible Director. Instead, the Company shall contribute shares of Common Stock to the Company Trust to be credited to the account of the Eligible Director. The amount of Common Stock representing the Annual Fee shall be calculated in accordance with paragraph 12 below and shall be credited to each Eligible Director's account under the Company Trust, one half on the date of each Annual Meeting of Stockholders and one half on the date six months thereafter. Any Eligible Director elected to the Board at a time other than at an Annual Meeting of Stockholders shall have credited to his or her account under the Company Trust the amount of Common Stock equal to the pro rata portion of the Annual Fee for the period from his or her election to the next regularly scheduled semi-annual payment. The contribution to be made for the period between the effective date of this Plan and the Annual Meeting of Stockholders for 1995 shall be determined by multiplying the Annual Fee by a fraction, the numerator of which is the number of days in 1995 occurring on or prior to such Annual Meeting of Stockholders and the denominator of which is 365. All contributions to the Company Trust shall be made as soon as practicable following the date on which each contribution amount is determined. Notwithstanding anything else contained herein to the contrary, in the event an Eligible Director has an immediate personal tax liability under the Plan with respect to contributions made hereunder, the Eligible Director will receive a cash payment in an amount equal to the tax liability, and the amount of Common

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Stock to be contributed to the Company Trust in respect of such Eligible
Director shall be reduced by a like amount.



6.   CONVERSION OF NON-EMPLOYEE DIRECTOR RETIREMENT PLAN.


In connection with the termination of the Non-Employee Director Retirement Plan (the "Retirement Plan"), the Company shall make an additional contribution to the Company Trust in respect of certain Eligible Directors, as determined pursuant to this Section 6. For each Eligible Director in office on December 31, 1994, who, as of such date, (i) had completed sufficient service to be entitled to receive the maximum benefit under such Retirement Plan, the Company shall contribute Common Stock having a value as of such date equal to the present value of such accrued maximum retirement benefit (the "Present Value") or (ii) had completed at least 75% of the service required to be fully vested in such Present Value but had not become fully vested, the Company shall contribute Common Stock having a value as of such date equal to two-thirds of the Present Value. No contribution shall be made hereunder for any other Eligible Director by reason of the termination of the Retirement Plan. Notwithstanding the foregoing, in the event an Eligible Director has an immediate personal tax liability by reason of the contribution to the Company Trust to be made hereunder, the Eligible Director will receive a cash payment in an amount equal to the tax liability and the amount of Common Stock to be contributed to the Company Trust in respect of an Eligible Director shall be reduced by a like amount.

7.   TRANSFERS FROM STOCK ACCOUNTS.


Each Eligible Director may, by not less than six months' advance written notice given during any of the four quarterly ten business day periods commencing on the third business day following the release of quarterly or annual financial earnings, direct the Trustee of the Company Trust to sell any shares of Common Stock credited to his or her account that were contributed to the Company Trust more than one year prior to the effective date of any such sale direction. Notwithstanding anything contained herein to the contrary, no direction to sell any shares of Common Stock held in the Company Trust shall be effected if such sale would subject the Eligible Director to liability under Section 16 of the 1934 Act.

8.   INVESTMENT OF ACCOUNTS.


In the event that an Eligible Director directs the Trustee to sell all Common Stock pursuant to Section 7 hereof, the proceeds of such sale and all amounts attributable thereto shall be invested under the Company Trust by the Trustee or a professional


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investment manager appointed by the Company and held for the benefit of such Eligible Director until distributed in accordance with the Plan.

9.   DISTRIBUTIONS FOLLOWING CESSATION OF BOARD MEMBERSHIP.

Except as otherwise provided in Section 10 below, no shares of Common Stock or other assets shall be distributed from an Eligible Director's account under the Company Trust prior to the latter of (i) the cessation of such Eligible Director's Board membership or (ii) if the first anniversary of the date the corresponding shares of Common Stock are contributed to the Company Trust (such latter date hereafter called the "Distribution Date"). Each Eligible Director may elect, by written notice to the Company delivered not later than December 31 of the calendar year preceding the calendar year in which the Distribution Date occurs, whether such shares of Common Stock or other assets, as the case may be, shall be distributed to the Eligible Director (or, in the event of his or her death, to his or her designated beneficiary) in a single lump sum or in a number of annual installments not to exceed ten. Any such distribution election shall be subject to such terms and conditions as the Board shall otherwise deem necessary or appropriate.

If an Eligible Director elects installment payments, the first such installment shall be payable as soon as practicable after the Distribution Date with each subsequent installment to be made as soon as practicable after the anniversary date of such first installment. The amount of each such installment shall be equal to the value of any such Common Stock and any such other assets held for the benefit of such Eligible Director on the date the installment is payable divided by the number of installments (including the current installment) remaining to be paid. All installment payments shall be made in cash or property other than securities of the Company.

In the event of an Eligible Director's death, any shares of Common Stock or other assets credited to an Eligible Director's account under the Company Trust shall be distributed to such Eligible Director's designated beneficiary as soon as practicable following the cessation of his or her services as a director.

10.  HARDSHIP WITHDRAWALS.


Upon a finding by the Company's Chief Executive Officer that an Eligible Director who has requested a withdrawal of all or a portion of the amount credited his or her account under the Company Trust needs such withdrawal to satisfy an immediate financial need, the Chief Executive Officer may permit the distribution to the Eligible Director of up to that amount credited to the Eligible Director's account under the Company Trust in assets other than Common Stock which is required to satisfy such financial needs.


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11.  RIGHTS AS STOCKHOLDERS.

The rights of Eligible Directors with respect to shares of Common Stock contributed by the Company to the Trust, including without limitation the right to vote, dispose of, pledge, assign, transfer, bequeath by will or receive dividends or other distributions upon such shares, shall be determined in accordance with the Plan. Nothing in the Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate the Plan participant's service as a director at any time.


12.  VALUATION OF COMMON STOCK.

The number of shares of the Common Stock to be credited to an Eligible Director's account in the Company Trust as of each installment contribution under Section 5 and with respect to any contribution required to be made under
Section 6, shall be determined by dividing (i) in the case of contributions made pursuant to Section 5, the portion of the Annual Fee being satisfied by such installment by the mean of the high and low sales prices of the Common Stock on the New York Stock Exchange on the date on which an installment payment is required to be made (or the next preceding date on which trading occurred if there was no trading on such date), or (ii) in the case of a contribution made pursuant to Section 6, the portion of the Present Value being contributed by the mean of the high and low sales prices of the Common Stock on the New York Stock Exchange on December 31, 1994. In the event that the Common Stock is no longer traded on the New York Stock Exchange at the date of any installment payment, then the Board shall establish the price of the Common Stock at the fair market value determined under Treasury Regulation Section 20.2031-2.

13.  Stock Subject to the Plan.

There are reserved for issuance under the Plan 160,000 shares of the authorized and unissued shares of the Common Stock.

14.  Adjustments Upon Changes in Capitalization.

Notwithstanding any other provision of the Plan, the number and class of shares held pursuant to the Trust Agreement shall be proportionately adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common stockholders other than cash dividends and, in the event of any such change in the outstanding Common Stock, the aggregate number and class


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of shares available under the Plan shall be appropriately adjusted by the
Board. The Board's determination of any adjustment shall be conclusive.

15.  AMENDMENT AND TERMINATION.


Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on the date of the Annual Meeting of Stockholders in 2005. The Plan may be terminated, modified or amended by the Board of Directors, provided that (i) in no event shall the provisions of the Plan relating to the determination of the number of shares to be credited to an Eligible Director hereunder, the eligibility of Eligible Directors, the distribution of amounts from the Company Trust or the investment of assets held under the Company Trust be amended more frequently than once every six months and (ii) no amendment shall become effective without the approval of the Company's shareholders, if such approval is required to continue to qualify the Plan for the exemption provided under Rule 16b-3.

16. WITHHOLDING.


Unless other arrangements satisfactory to the Board are made to satisfy any such obligation, upon the distribution from the Company Trust to an Eligible Director the Company shall have the right to retain without notice sufficient amounts to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such distribution from the Company Trust.

17.  LIMITATIONS ON LIABILITY.


Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Trust Agreement, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any participant or other person. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any participant or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

18.  CONSTRUCTION.


The Plan is intended to be exempt from ERISA and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan,


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 but shall be fully severable, and the Plan
shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Paragraphs are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the extent preempted by the laws of the United States of America, the laws of the State of Maryland shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.

19.  SPENDTHRIFT PROVISION.


No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a participant, or
(iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

In the event that any participant's benefits are garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

20.  EFFECTIVENESS OF THE PLAN.


The Plan is effective as of January 1, 1995, subject to the approval of the Plan at the next Annual Meeting of Shareholders.




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